UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

CRYO-CELL INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40767	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Brooker Creek Blvd.
Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 749-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCEL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2022, Cryo-Cell International, Inc. ("Cryo-Cell", or "the Company") entered into a Purchase Agreement ("Agreement") with Scannell Properties #502, LLC ("Seller") to acquire a commercial office building and associated property that is under construction ("the Property") located at 857 S. Briggs Avenue, Durham County, Durham, North Carolina ("Land")

Pursuant to the terms of the Agreement, the Company's obligation to close the acquisition of the Property is subject to customary closing conditions. The Agreement contains customary representation and warranties by the Seller. Although the Company believes that the acquisition is probable, there can be no assurance that the acquisition of the Property will be consummated.

The purchase price for the Property is Eleven Million Two Hundred Thousand Dollars ($11,200,000). Pursuant to the Agreement, on March 16, 2022, the Company transferred an initial earnest deposit of Two Hundred Thousand Dollars ($200,000). The Company intends to fund the purchase price with cash on hand, cash flow from operations and with future additional financing.

Seller is constructing certain improvements upon the Land, including but not limited to an approximately 56,000 square foot building to be utilized by Cryo-Cell. The consummation of the purchase is subject to the Company's completion of due diligence and various closing conditions to be met by the parties. If the Company does not close on the Property, there are provisions under which the Seller may have to refund the deposit or a portion thereof.

The foregoing summary of the Agreement is qualified in its entirety by the Agreement, which is attached hereto as Exhibit 10.1.

Item 8.01 Other Information

On March 16, 2022, the Company issued a press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following document is filed with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Purchase Agreement between Scannell Properties #502, LLC and Cryo-Cell International, Inc. dated March 14, 2022
99.1	Press Release dated March 16, 2022
104	Cover Page Interactive data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 16, 2022	By:	/s/ David Portnoy
David Portnoy, Chairman and Co-CEO